BOX ENERGY CORPORATION
                     COMPUTATION OF INCOME PER SHARE
                                 Exhibit 11.1
                  (In thousands, except per share amounts)
                                         Three Months Ended September 30,
                                             1996             1995
                                         _____________     _____________
Net income (loss) for primary
 income (loss) per share                 $     (3,138)      $     1,918
Interest expense on 8 1/4%
 convertible subordinated notes                 1,145             1,145
Income tax effect (assumed to
 be 35%)                                         (401)             (401)
                                         _____________     _____________
Net income (loss) for
 fully-diluted income (loss)
 per share                               $     (2,394)      $     2,662
                                         =============     =============

Primary income (loss) per share          $      (0.15)      $      0.09
                                         =============     =============
Fully-diluted income (loss)
 per share                               $      (0.09)      $      0.10
                                         =============     =============

Calculation of weighted average
 shares
    Class A (Voting) Common Stock               3,250             3,250
    Class B (Non-voting) Common
       Stock                                   17,553            17,553
    Stock options considered
       common stock equivalents                     0                 0
                                         _____________     _____________
       Total shares used for
        primary income (loss)
        per share                              20,803            20,803
Contingent shares from remaining
 stock options granted                            331               243
Contingent shares from 8 1/4%
 convertible subordinated notes                 5,007             5,007
                                         _____________     _____________
      Total shares used for
        fully-diluted income
        (loss) per share                       26,141            26,053
                                         =============     =============

                                         Nine Months Ended September 30,
                                            1996               1995
                                         _____________     _____________
Net income (loss) for primary
 income (loss) per share                 $     (4,194)      $     3,493
Interest expense on 8 1/4%
 convertible subordinated notes                 3,411             3,399
Income tax effect (assumed to
 be 35%)                                       (1,194)           (1,190)
                                         _____________     _____________
Net income (loss) for
 fully-diluted income (loss)
 per share                               $     (1,977)      $     5,702
                                         =============     =============

Primary income (loss) per share          $      (0.20)      $      0.17
                                         =============     =============

Fully-diluted income (loss)
 per share                              $       (0.08)      $      0.22
                                         =============     =============


Calculation of weighted average
 shares
    Class A (Voting) Common Stock               3,250             3,250
    Class B (Non-voting) Common
       Stock                                   17,553            17,553
    Stock options considered common
       stock equivalents                            4                 0
                                         _____________      ____________
       Total shares used for primary
        income (loss) per share                20,807            20,803
Contingent shares from remaining
 stock options granted                            313               282
Contingent shares from 8 1/4%
 convertible subordinated notes                 5,007             5,007
                                         _____________      ____________
     Total shares used for
        fully-diluted income
        (loss) per share                       26,127            26,092
                                         =============      ============